SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) September 14, 1998



                       BUTLER NATIONAL CORPORATION
            (Exact name of Registrant as specified in its charter)

Delaware                           0-1678                         41-0834293
(State of incorporation)  (Commission File Number)         (I.R.S. Employer
                                                           Identification No.)



                 11920 West 161st Street, Olathe, Kansas  66062
                 (Address of Principal Executive Office)(Zip Code)

     Registrant's telephone number, including area code:  (913) 780-9595

   Former Name, former address and former fiscal year if changed since last report:




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Item 4.  Change in Registrant's Certifying Accountant

     (a)(i)On September 14, 1998, Arthur Andersen LLP informed the Company that it has declined to stand for reelection. A new independent auditor has not been engaged by the Company.

     (ii)The reports of Arthur Andersen LLP on the Company's consolidated financial statements for each of the two fiscal years ended April 30, 1997 and April 30, 1998, contained no adverse opinion or disclaimer or opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii)N/A

     (iv)During the two most recent fiscal years and through the date of this report, the Company has had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved would have caused them to make reference thereto in their report on the consolidated financial statements or the Company for such years.

     (v)During the Company's two most recent fiscal years and through the date of this report, the Company has had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

     (vi)The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 16, 1998 is filed as exhibit 16 to this Form 8-K.

     (b)During the Company's two fiscal years ended April 30, 1997 and April 30, 1998, and through date of this filing, the Company has not consulted with a new independent accountant regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

     (c)     Exhibits
               16Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated September 16, 1998.

                                   Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                      Butler National Corporation
                                            (Registrant)



September 16, 1998                        /S/ Clark D. Stewart
     (Date)                               Clark D. Stewart, President
                                          and Chief Executive Officer


September 16, 1998                        /S/Edward J. Matukewicz
     (Date)                               Edward J. Matukewicz, Treasurer
                                          and Chief Financial Officer